UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Effective December 6, 2019 (the “Merger Date”), BB&T Corporation and its subsidiaries (collectively “BB&T" or "the Company") completed its previously announced merger (the "Merger") with SunTrust Banks, Inc. and its subsidiaries (collectively “SunTrust”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) as of February 7, 2019 and amended as of June 14, 2019. At closing, SunTrust merged with and into BB&T, with BB&T continuing as the surviving corporation. BB&T Corporation was subsequently renamed to Truist Financial Corporation ("Truist" or "the Company"). Following the Merger, on December 7, 2019, SunTrust Bank, a wholly-owned subsidiary of SunTrust, merged with and into Branch Bank, with Branch Bank continuing as the surviving bank. In connection with the Merger, Branch Bank changed its name to Truist Bank. SunTrust was incorporated in the State of Georgia and its principal operating subsidiary was SunTrust Bank. The Truist Board of Directors consists of 22 directors with 11 members from each heritage company’s board.

The Merger has been accounted for as a business combination, applying the acquisition method of accounting under the provisions of the Financial Accounting Standards Board ("FASB") Accounting Standard Codification Topic 805, Business Combinations (“ASC 805”), with BB&T determined to be the accounting acquirer. The purchase price has been allocated to the assets acquired and liabilities assumed based upon their estimated fair values. The excess of the purchase price over the fair value of net assets acquired has been recorded as goodwill.

At the Merger Date, each outstanding share of SunTrust common stock was converted into shares of Truist common stock at an exchange ratio of 1.295 pursuant to the Merger Agreement. Additionally, each outstanding share of perpetual preferred stock issued by SunTrust was converted into the right to receive one share of an applicable newly issued series of Truist preferred stock having substantially the same terms as such share of SunTrust preferred stock. The Company issued series I, J, K, L and M non-cumulative perpetual preferred stock with a total par and fair value of $2.0 billion on the Merger Date. Lastly, at the Merger Date, certain equity awards held by SunTrust employees were converted into Truist equity awards, with the number of shares underlying such award adjusted based on the exchange ratio. Converted equity awards will continue to be subject to the same terms and conditions as applied to the corresponding SunTrust equity award, except that, in the case of SunTrust performance stock unit awards, the number of shares underlying the converted Company equity award was determined based on actual performance through September 30, 2019 and target performance for the balance of the applicable performance period and such award will continue to vest after the Merger solely based on service. The total value of Merger consideration was $33.5 billion, as discussed below.

The following unaudited pro forma Condensed Combined Statement of Income gives effect to the merger and includes adjustments for the following:

•certain reclassifications to conform the financial statement presentation of SunTrust to Truist, including the realignment of Truist's captions in the Consolidated Statement of Income in connection with the Merger;

•application of the acquisition method of accounting under the provisions of ASC 805 to reflect Merger consideration totaling $33.5 billion in exchange for 100% of all outstanding shares of SunTrust common stock, 100% of all outstanding shares of SunTrust preferred stock, and the precombination value of 100% of all outstanding SunTrust equity awards; and

•transaction costs in connection with the Merger.

The unaudited pro forma Condensed Combined Statement of Income and related Notes is based on and should be read in conjunction with (i) the historical audited Consolidated Statements of Income of Truist and the related Notes included in Truist's Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein, and (ii) the historical unaudited Consolidated Statements of Income of SunTrust and the related Notes included in SunTrust's Quarterly Report on Form 10-Q for the period ended September 30, 2019, which are incorporated by reference herein. Further, the unaudited pro forma Condensed Combined Statement of Income and related Notes includes the unaudited stub period from October 1, 2019 through December 6, 2019.

The unaudited pro forma Condensed Combined Statement of Income for the year ended December 31, 2019 combines the historical statement of income of BB&T/Truist for the year ended December 31, 2019 and the historical results of SunTrust from January 1, 2019 through December 6, 2019 (the “pre-Merger period”), giving effect to the Merger as if it had been completed on January 1, 2019. The unaudited pro forma Condensed Combined Balance Sheet as of December 31, 2019 is not presented as the historical Consolidated Balance Sheet of the Company already reflects the effects of the Merger.

The historical consolidated financial information has been adjusted in the unaudited pro forma Condensed Combined Statement of Income to give effect to pro forma events that are (i) directly attributable to the merger, (ii) factually supportable and (iii) with respect to the unaudited pro forma Condensed Combined Statement of Income, expected to have a continuing effect on the combined results of Truist. The unaudited pro forma condensed combined financial information contained herein does not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the merger.

The Condensed Combined Statement of Income and related Notes are being provided for illustrative purposes only and do not purport to represent what the combined Company's actual results of operations or financial position would have been had the Merger been completed on the date indicated, nor are they necessarily indicative of the combined Company's future results of operations or financial position for any future period.

In accordance with ASC 805, the Company has completed a preliminary valuation to adjust the assets acquired and liabilities assumed of SunTrust to their estimated fair values. The determination of fair value requires management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. Due to the timing of the transaction closing date and the Company’s Annual Report on Form 10-K, the initial accounting for the business combination is incomplete and the Company’s purchase price allocation is considered preliminary. Fair value estimates related to the acquired assets and liabilities are subject to adjustment for up to one year after the closing date of the Merger as additional information becomes available. Valuations subject to change include, but are not limited to, loans, certain deposits, certain other assets, customer relationships, purchased credit card receivables and the core deposit intangible. Immaterial amounts of the intangible assets recognized are deductible for income tax purposes. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change. The pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma Condensed Combined Statement of Income.

Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the unaudited pro forma Condensed Combined Statement of Income may change the amount of the total purchase consideration allocated to goodwill and other assets and liabilities and may impact the combined Company's Statement of Income. The final purchase consideration allocation may be different than the preliminary purchase consideration allocation presented in the unaudited pro forma Condensed Combined Statement of Income.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

(Dollars in millions, except per share data, shares in thousands)	Historical BB&T and Truist for the Year Ended December 31, 2019	Historical SunTrust for the Period Ended December 6, 2019	Pro Forma Adjustments	(Note 3)	Pro Forma Condensed Combined
Interest Income
Interest and fees on total loans and leases	$7,982	$6,395	$901	(a)	$15,278
Interest on securities and other earning assets	1,427	1,039	65	(b)	2,531
Total interest income	9,409	7,434	966		17,809
Interest Expense
Interest on deposits	1,101	1,018	(68)	(c)	2,051
Interest on short-term and other borrowings	198	216	—		414
Interest on long-term debt	797	519	(84)	(d)	1,232
Total interest expense	2,096	1,753	(152)		3,697
Net Interest Income	7,313	5,681	1,118		14,112
Provision for credit losses	615	621	—		1,236
Net Interest Income After Provision for Credit Losses	6,698	5,060	1,118		12,876
Noninterest Income
Insurance income	2,072	—	9	(e)	2,081
Service charges on deposits	762	518	—		1,280
Wealth management income	715	553	—		1,268
Card and payment related fees	555	306	—		861
Other income	1,151	1,908	(21)	(f)	3,038
Total noninterest income	5,255	3,285	(12)		8,528
Noninterest Expense
Personnel expense	4,833	3,123	—		7,956
Net occupancy expense	507	381	—		888
Software expense	338	894	(385)	(g)	847
Amortization of intangibles	164	58	490	(h)	712
Merger-related and restructuring charges	360	97	(127)	(i)	330
Other expense	1,732	1,171	580	(j)	3,483
Total noninterest expense	7,934	5,724	558		14,216
Earnings
Income before provision for income taxes	4,019	2,621	548		7,188
Provision for income taxes	782	373	110	(k)	1,265
Net Income	3,237	2,248	438		5,923
Noncontrolling interests	13	9	—		22
Dividends on preferred stock	196	94	—		290
Net income available to common shareholders	$3,028	$2,145	$438		$5,611
Basic EPS (1)	$3.76	$5.19			$4.18
Diluted EPS (1)	3.71	5.15			4.13
Basic weighted average shares outstanding (1)	805,104	413,432		(l)	1,340,783
Diluted weighted average shares outstanding (1)	815,204	416,260		(l)	1,359,339
(1) Amounts calculated on a full-year basis for comparative purposes.

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of pro forma presentation

The accompanying unaudited pro forma Condensed Combined Statement of Income and related Notes were prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and pursuant to the U.S. Securities and Exchange Commission Regulation S-X Article 11. The unaudited pro forma Condensed Combined Statement of Income for the year ended December 31, 2019 combines the historical Consolidated Statement of Income of BB&T/Truist for the year ended December 31, 2019 and the historical results of SunTrust for the pre-Merger period, giving effect to the Merger as if it had been completed on January 1, 2019 as described in these Notes. The unaudited pro forma Condensed Combined Balance Sheet as of December 31, 2019 is not presented, as the historical Consolidated Balance Sheet of the Company already reflects the effects of the Merger. Each company's historical financial statements were prepared in accordance with U.S. GAAP and are presented in U.S. dollars.

The accompanying unaudited pro forma Condensed Combined Statement of Income and related Notes were prepared using the acquisition method of accounting in accordance with ASC 805, Business Combinations, with BB&T/Truist surviving as the accounting acquirer. The assets acquired and liabilities assumed are presented at their estimated fair values as of the Merger date. The determination of fair value requires management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. Due to the timing of the transaction closing date and the Company’s annual report on Form 10-K, the initial accounting for the business combination is incomplete and the Company’s purchase price allocation is considered preliminary. Fair value estimates related to the acquired assets and liabilities are subject to adjustment for up to one year after the closing date of the Merger as additional information becomes available. Valuations subject to change include, but are not limited to, loans, certain deposits, certain other assets, customer relationships, purchased credit card receivables and the core deposit intangible. Immaterial amounts of the intangible assets recognized are deductible for income tax purposes.

The unaudited pro forma condensed combined financial information does not reflect pro forma adjustments for ongoing cost savings that the new combined Company expects to and/or has achieved as a result of the merger or the costs necessary to achieve these costs savings or synergies.

All dollar amounts presented within these Notes to unaudited pro forma condensed combined financial statement are in millions, except per share data. Share amounts are in thousands.

Note 2. Purchase price allocation

The Merger Date fair value of consideration transferred consisted of the following:

Calculation of Merger Consideration (Dollars in millions, except per share data, shares in thousands)	Note	Amount
Common stock issued	(i)	575,067
Share price on December 6, 2019		$54.24
Fair value of consideration for outstanding common stock		$31,192
Fair value of consideration for preferred stock	(ii)	2,045
Consideration related to equity awards	(iii)	309
Cash in lieu of fractional shares		1
Fair value of merger consideration		$33,547
(i)Under the terms of the Merger Agreement, holders of SunTrust common stock received a fixed exchange ratio of 1.295 shares of Truist common stock, par value $5.00 per share, for each share of SunTrust common stock.
(ii)Under the terms of the Merger Agreement, each outstanding share of perpetual preferred stock issued by SunTrust was converted into the right to receive one share of an applicable newly issued series of Truist preferred stock having substantially the same terms as such share of SunTrust preferred stock.
(iii)In connection with the Merger, the Company converted certain equity awards held by SunTrust employees into Truist equity awards.

The Merger consideration as shown in the table above is allocated to the tangible and intangible assets acquired and liabilities assumed of SunTrust based on their preliminary estimated fair values, as further discussed above in Note 1.

The following table sets forth a preliminary allocation of the Merger consideration to the fair values of the identifiable tangible and intangible assets acquired and liabilities assumed of SunTrust, with the excess of Merger consideration over the preliminary estimated fair values of the identifiable net assets acquired recorded as goodwill:

December 31, 2019 (Dollars in millions)	Amount
Fair value of Merger consideration	$33,547
Assets
Cash and cash equivalents	7,480
AFS securities	30,986
LHFS	3,741
Loans and leases	153,982
CDI and other intangible assets	2,535
Other assets	22,650
Total assets	221,374
Liabilities and Equity
Deposits	(170,633)
Short-term borrowings	(6,837)
Long-term debt	(19,457)
Other liabilities	(5,113)
Total liabilities	(202,040)
Noncontrolling interest	(108)
Less: Net assets	19,226
Goodwill	$14,321

Note 3. Adjustments to the unaudited pro forma Condensed Combined Statement of Income

Refer to the items below for a reconciliation of the adjustments reflected in the unaudited pro forma Condensed Combined Statement of Income for the year ended December 31, 2019:

(a)Net adjustment to interest and fees on total loans and leases as follows:

(Dollars in millions)	Note	Year Ended December 31, 2019
Amortization of premiums and accretion of discounts on acquired loans and leases	(i)	$820
Elimination of SunTrust historical amortization on loans and leases	(ii)	(3)
Reclassification of interest income on loans related to total return swaps	(iii)	84
Pro forma net adjustment to interest and fees on total loans and leases		$901
(i)Record estimated amortization of premiums and accretion of discounts on acquired loans and leases based on the weighted average contractual maturity. The estimated amortization does not include the impact of prepayments.
(ii)Reflects the elimination of SunTrust historical amortization on loans and leases.
(iii)Reflects the reclassification of interest income on total return swap related loans to "Interest income" from "Other income" to conform with Truist's financial statement presentation.

(b)Adjustment to reflect the reclassification of earnings credits on Federal Reserve Bank balances included in SunTrust's outside processing and software expenses from "Software expense" to "Interest on securities and other earning assets" to conform with Truist's financial statement presentation.

(c)Net adjustment to interest on deposits as follows:

(Dollars in millions)	Note	Year Ended December 31, 2019
Amortization of premiums and accretion of discounts on acquired deposits	(i)	$(54)
Elimination of SunTrust historical amortization on deposits	(ii)	(14)
Pro forma net adjustment to interest expense on deposits		$(68)
(i)Record estimated amortization of premiums and accretion of discounts on acquired deposits.
(ii)Reflects the elimination of SunTrust historical amortization on deposits.

(d)Net adjustments to interest on long-term debt as follows:

(Dollars in millions)	Note	Year Ended December 31, 2019
Amortization of premiums and accretion of discounts on acquired long-term debt	(i)	$(75)
Elimination of SunTrust historical amortization on long-term debt	(ii)	(9)
Pro forma net adjustment to interest expense on long-term debt		$(84)
(i)Record estimated amortization of premiums and accretion of discounts on acquired long-term debt.
(ii)Reflects the elimination of SunTrust historical amortization on long-term debt.

(e)Adjustment to reflect the reclassification of SunTrust's insurance income from "Other income" to "Insurance income" to conform to Truist's financial statement presentation.

(f)Adjustment to other income as follows:

(Dollars in millions)	Note	Year Ended December 31, 2019
Reclassification of insurance income	(i)	$(9)
Reclassification of depreciation expense on assets under operating lease	(ii)	130
Reclassification of tax credit investment amortization	(iii)	(58)
Reclassification of interest income on loans related to total return swaps	(iv)	(84)
Pro forma net adjustment to other income		$(21)
(i)Reflects the reclassification of SunTrust's insurance income from "Other income" to "Insurance income" to conform to Truist's financial statement presentation.
(ii)Reflects the reclassification of SunTrust's depreciation expense for assets under operating lease from "Other income" to "Other expense" to conform to Truist's financial statement presentation.
(iii)Reflects the reclassification of SunTrust's tax credit investment amortization to conform to Truist's financial statement presentation of equity method investments from "Amortization of intangibles" to "Other income."
(iv)Reflects the reclassification of interest income on total return swap related loans to "Interest income" from "Other income" to conform with Truist's financial statement presentation.

(g)Adjustment to software expense as follows:

(Dollars in millions)	Note	Year Ended December 31, 2019
Reclassification of outside processing and software expenses	(i)	$(450)
Reclassification of earnings credits on Federal Reserve Bank balances	(ii)	65
Pro forma net adjustment software expense		$(385)
(i)Reflects the reclassification of SunTrust's outside processing and software expenses from "Software expense" to "Other expense" to conform to Truist's financial statement presentation.
(ii)Reflects the reclassification of earnings credits on Federal Reserve Bank balances included in SunTrust's outside processing and software expenses from "Software expense" to "Interest on securities and other earning assets" to conform with Truist's financial statement presentation.

(h)The newly acquired CDI and other intangible assets have been amortized using the sum of the years digits methodology based on an estimated weighted average useful life of 10 years. Pro forma amortization expense includes amortization expense for the newly identified intangible assets less the amortization expense of SunTrust's historical intangible assets. Truist is still in the process of evaluating the fair value of the intangible assets. Any resulting change in the estimated fair value would have a direct impact to amortization expense.

(Dollars in millions)	Estimated fair value	Weighted-average useful life	Note	Year Ended December 31, 2019
Amortization expense for intangible assets	$2,535	10 years		$549
Reclassification of tax credit investment amortization			(i)	(58)
Historical SunTrust amortization				(1)
Pro forma net adjustment to amortization of intangibles				$490

Amortization for the next five (5) years:
2020				$433
2021				353
2022				290
2023				236
2024				187
(i)Reflects the reclassification of SunTrust's tax credit investment amortization to conform to Truist's financial statement presentation of equity method investments from "Amortization of intangibles" to "Other income."

(i)Adjustment to merger-related and restructuring charges for the removal of transaction costs incurred for the year ended December 31, 2019.

(j)Adjustment to other expense as follows:

(Dollars in millions)	Note	Year Ended December 31, 2019
Reclassification of outside processing and software expenses	(i)	$450
Reclassification of depreciation expense on assets under operating lease	(ii)	130
Pro forma net adjustment to other expense		$580
(i)Reflects the reclassification of SunTrust's outside processing and software expenses from "Software expense" to "Other expense" to conform to Truist's financial statement presentation.
(ii)Reflects the reclassification of SunTrust's depreciation expense for assets under operating lease from "Other income" to "Other expense" to conform to Truist's financial statement presentation.

(k)To record the income tax impact on the pro forma adjustments utilizing the blended federal and state statutory income tax rate of approximately 22% for the year ended December 31, 2019. A portion of the transaction costs are nondeductible.

(l)The pro forma basic and diluted earnings per share calculations are based on the basic and diluted weighted average shares of BB&T/Truist plus shares issued as part of the merger. The pro forma basic and diluted weighted average shares outstanding are a combination of historic weighted average shares of BB&T/Truist common stock and the share impact as part of the Merger. In connection with the Merger, certain equity awards held by SunTrust employees were converted into Truist equity awards. The difference between historical SunTrust stock compensation expense recognized and expected expense for replacement awards was not material to the unaudited pro forma Condensed Combined Statements of Income. The pro forma basic and diluted weighted average shares outstanding are as follows:

Pro forma basic weighted average shares (Shares in thousands)	Year Ended December 31, 2019
Historical BB&T/Truist weighted average shares outstanding-basic	805,104
Shares of Truist common stock to be issued to holders of SunTrust common stock pursuant to the merger	535,679
Pro forma weighted average shares-basic	1,340,783

Pro forma diluted weighted average shares (Shares in thousands)	Year Ended December 31, 2019
Historical BB&T/Truist weighted average shares outstanding-diluted	815,204
Shares of Truist common stock to be issued to holders of SunTrust common stock pursuant to the merger	535,679
Diluted impact of Truist's equity awards to replace SunTrust's equity awards	8,456
Pro forma weighted average shares-diluted	1,359,339

Note 4. Estimated merger integration costs and estimated cost savings

Truist estimates that the combined entity will incur approximately $2.0 billion of one-time pre-tax merger integration costs. Truist also estimates that the combined entity will achieve annual pre-tax expense savings of $1.6 billion, net of new investments, which are expected to be fully realized during 2022. Merger integration costs and estimated expense savings are not included in the unaudited pro forma Condensed Combined Statement of Income as these items are not indicative of the historical results of the combined Company.

Note 5. Divestitures in connection with the merger

On November 8, 2019, BB&T and SunTrust announced that First Horizon Bank, a wholly owned subsidiary of First Horizon National Corporation, entered into an agreement to acquire 30 branches located in North Carolina, Virginia and Georgia from SunTrust Bank, a wholly owned subsidiary of SunTrust, to satisfy regulatory requirements in connection with the Merger. The impact to the unaudited pro forma condensed combined statement of income was not material. Refer to Truist's Annual Report on Form 10-K for the year ended December 31, 2019 for additional information related to the divestitures.